[LOGO OF TEKTRONIX(R)]                                    [GRAPHIC APPEARS HERE]

                             Tektronix Media:     Kimberly McAlear
For Immediate Release                             503/627-4314
                                                  kimberly.mcalear@tektronix.com

                             Tektronix Analyst:   John Gardner
                                                  503/627-5614
                                                  john.d.gardner@tektronix.com

                             Inet Contact:        Kelly Love
                                                  469/330-4171
                                                  kelly.love@Inet.com

                     TEKTRONIX TO ACQUIRE INET TECHNOLOGIES

    TRANSACTION CREATES GLOBAL LEADER IN NETWORK MONITORING AND PROTOCOL TEST
           SOLUTIONS FOR NETWORK OPERATORS AND EQUIPMENT MANUFACTURERS

BEAVERTON, Ore. and RICHARDSON, Texas, June 29, 2004 - Tektronix, Inc. (NYSE:
TEK) and Inet Technologies, Inc. (NASDAQ: INET), today announced that they have signed a definitive agreement for Tektronix to acquire Inet, a leading global provider of communications software solutions that enable network operators to more strategically and profitably operate their businesses. Inet's products address next-generation networks, including 2.5G and 3G mobile data and voice-over-packet (also referred to as VoIP) technologies, and traditional networks.

Inet, founded in 1989 and profitable every year since 1990, has approximately 500 employees worldwide and had 2003 sales of $104 million. When combined with Tektronix' mobile protocol test business, sales from products addressing the network monitoring and protocol test markets are expected to exceed $200 million, making Tektronix one of the largest global providers of these solutions.

Tektronix anticipates that the acquisition will accelerate the delivery of products and solutions for network operators and equipment manufacturers seeking to implement next-generation technologies such as General Packet Radio Service
(GPRS), Universal Mobile Telecommunications Systems (UMTS) and VoIP. Inet will become part of Tektronix' Communications and Video business.

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Tektronix to Acquire Inet.../2

Tektronix will acquire all of Inet's outstanding stock for approximately $12.50 per share consisting of $6.25 per share in cash and approximately $6.25 per share in Tektronix' stock. After adjusting for Inet's $172 million cash balance as of March 31, 2004, the net purchase price is approximately $325 million. The net purchase price will be satisfied with net consideration of approximately $250 million in Tektronix stock and approximately $75 million in cash. The stock portion of the consideration is subject to a 10 percent collar. The transaction, which has been approved by both companies' Boards of Directors, is subject to customary closing conditions, including Inet stockholder approval and certain regulatory approvals. The transaction is expected to close on approximately September 30, 2004.

"Tektronix' strategy is to develop leadership positions in selected test, measurement and monitoring product categories that are large and growing. We believe that combining Inet with our mobile protocol business enables us to grow and enhance our leadership position in this market," said Rick Wills, Tektronix Chairman and CEO. "Our protocol business has seen very strong performance over the last few years. This combination represents a unique opportunity to build on that success by adding Inet's leadership in its target markets - especially mobile data - to Tektronix' capabilities and relationships with mobile equipment manufacturers."

Wills continued, "We intend to leverage product and technology synergies to enable us to accelerate product development and bring new products to customers faster. In addition, network operators and equipment manufacturers will be able to access, from one supplier, all of their network monitoring and protocol test needs across the technology 'food chain'."

"We are very excited about this opportunity," said Elie Akilian, President and Chief Executive Officer of Inet. "The synergies between our two companies - in terms of products, sales channels, customer care and strategic focus - are substantial. This transaction provides Inet the scale needed to successfully capitalize on the significant growth opportunities in today's mobile data and VoIP markets. Our stockholders should be pleased with the resulting combination
- a global market leader offering a broad portfolio of products that address the entire technology life cycle to the world's leading network operators and equipment manufacturers. This also provides a great growth opportunity for our employees to become part of a $1 billion company with significant worldwide resources and footprint."

Financial Impact and Transaction Overview

The transaction is expected to be breakeven to slightly dilutive in FY2005 on an adjusted earnings per share basis that excludes amortization of acquisition-related intangibles and other transaction-related charges but includes the impact of the write down of deferred revenue. Tektronix expects the transaction to close on approximately September 30, 2004 and will provide updated transaction details at that time.

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Tektronix to Acquire Inet.../3

Tektronix will be discussing this announcement on a conference call tomorrow, June 30, 2004, beginning at 5:15 am Pacific Daylight Time (PDT). A live Webcast of the conference call will be available at www.tektronix.com/ir. A replay of the webcast will be available at the same Web site through the transaction closing.

About Tektronix

Tektronix, Inc. is a leader in test, measurement, and monitoring providing measurement solutions to the communications, computer, and semiconductor industries worldwide. With more than 55 years of experience, Tektronix enables its customers to design, build, deploy, and manage next-generation global communications networks and advanced technologies. Headquartered in Beaverton, Oregon, Tektronix has operations in 19 countries worldwide. Tektronix' Web address is www.tektronix.com.

About Inet

Founded in 1989, Inet Technologies is a global provider of communications software products that enable communications carriers to more strategically and profitably operate their businesses. Inet's Unified AssuranceTM Solution and its diagnostics products help its customers reduce capital and operating expenditures, improve customer acquisition and retention rates, protect and grow revenues, and more quickly and effectively develop products or services. Using its Unified Assurance Solution products, communications carriers are able to simultaneously manage their voice and data services at the network, service and customer layers to detect network and service problems in real time, enabling proactive identification of specific customers impacted by network or service issues. Inet's Diagnostics products assist network operators and equipment manufacturers in quickly and cost-effectively designing, deploying and maintaining current- and next-generation networks and network elements. Inet is headquartered in Richardson, Texas and has 501 employees worldwide. Inet is an ISO 9001 registered company. For more information, visit Inet on the Web at www.Inet.com.

ADDITIONAL INFORMATION ABOUT THE ACQUISITION AND WHERE TO FIND IT

Tektronix and Inet intend to file with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4, which will contain a proxy statement/prospectus with respect to the acquisition and other relevant materials. WE URGE INET STOCKHOLDERS AND INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT TEKTRONIX, INET AND THE ACQUISITION. The proxy statement/prospectus, including the annexes attached to, and the reports incorporated by reference in, the proxy statement/prospectus, and any other reports and documents filed by Tektronix or Inet with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov.

Investors and security holders may obtain copies of all documents filed with the SEC relating to the acquisition, free of charge, at the SEC's web site (www.sec.gov). Investors and security holders may also obtain these documents free of charge from Tektronix at the Investor Relations

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link on Tektronix's web site at www.tektronix.com or by contacting Tektronix's
Investor Relations at [(503) 627-5614]. Documents will also be available at the link entitled SEC filings in the Investor Relations section of Inet's web site, www.inet.com, or by contacting Inet's Investor Relations at [(469) 330-4171].

Tektronix and Inet and their respective directors and executive officers may be deemed participants in the solicitation of proxies from security holders in connection with this transaction. Information about the directors and executive officers of Tektronix and Inet and information about other persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. You can find information about Tektronix's executive officers and directors in Tektronix's proxy statement (DEF14A) filed with the SEC on August 21, 2003. You can find information about Inet's officers and directors in their proxy statement (DEF14A) filed with the SEC on April 9, 2004. You can obtain free copies of these documents from the SEC or from Tektronix and Inet using the contact information above. In addition, directors and executive officers of Inet may have direct or indirect interests in the acquisition due to securities holdings, pre-existing or future indemnification arrangements, vesting of options, or rights to severance payments if their employment is terminated following the acquisition. Additional information regarding Tektronix, Inet, and the interests of their respective executive officers and directors in the merger is contained in the proxy statement/prospectus.

We urge Inet's stockholders to read the proxy statement/prospectus, including the annexes attached to, and the reports incorporated by reference in, the proxy statement/prospectus, and any future report and document filed with the SEC by Tektronix and Inet, before making any voting or investment decision with respect to the acquisition.

Statements and information in this press release that relate to future events or results (including the combined companies' expectations as to sales, earnings per share, cost structure, market position, market growth opportunities and new products) are based on Tektronix' and Inet's current expectations. They constitute forward-looking statements subject to a number of risk factors, which could cause actual results to differ materially from those currently expected or desired. Those factors include: worldwide geopolitical and economic conditions; business conditions in the electronics, communications, computer and advanced technologies industries; the satisfaction of the acquisition transaction closing conditions, the development and successful implementation of acquisition integration plans, the achievement of acquisition based synergy projections (both cost and revenue based), the retention of key Inet employees and customers, and other risks associated with the acquisition. Further information on factors that could cause actual results to differ from those anticipated is included in filings made by Tektronix and Inet from time to time with the Securities and Exchange Commission, including but not limited to, annual reports on Form 10-K and the quarterly reports on Form 10-Q.

                                       ###

Tektronix is a registered trademark of Tektronix, Inc. All other trade names referenced are the service marks, trademarks or registered trademarks of their respective companies.

Inet Technologies and Unified Assurance are trademarks of Inet Technologies, Inc. All other trademarks or registered trademarks belong to their respective owners.